EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56035, 333-129881, 333-176975, and 333-198294 on Form S-8 of our report dated March 11, 2015, relating to the 2014 consolidated financial statements of Weyco Group, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of Weyco Group, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 9, 2017